Exhibit 1.01

SCHLUMBERGER LIMITED

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2016

This Conflict Minerals Report (the “Report”) of Schlumberger Limited has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2016 to December 31, 2016.

All references in this Report to “Schlumberger,” “Company,” “we,” “us” or “our” are to Schlumberger Limited (Schlumberger N.V., incorporated in Curaçao) and its consolidated subsidiaries as of December 31, 2016.

Schlumberger is the world’s leading provider of technology for reservoir characterization, drilling, production, and processing to the oil and gas industry. Working in more than 85 countries and employing approximately 100,000 people who represent over 140 nationalities, Schlumberger supplies the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance.

On April 1, 2016, Schlumberger acquired all of the outstanding shares of Cameron International Corporation (“Cameron”), a leading provider of flow equipment products, systems and services to the oil and gas industry worldwide. As a result of the acquisition, Cameron became the fourth Group and reporting segment of Schlumberger.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“conflict minerals”).

Description of Products Covered by this Report

This Report relates to products sold: (a) that contain conflict minerals necessary to their functionality or production (“necessary conflict minerals”); (b) that we had reason to believe may have originated in the Democratic Republic of the Congo or an adjoining country (the “covered countries”) and may not have come from recycled or scrap sources; and (c) that we manufactured, or contracted to be manufactured, in 2016 (the “covered products”).

The covered products, organized by Group, are as follows:

Reservoir Characterization — permanent multiphase meters; subsea safety valves; oil, gas and core analysis laboratory equipment; seismic land acquisition systems; perforating hardware and accessories; Drilling — downhole drilling tools; solids and pressure control equipment for drilling fluids systems; data acquisition equipment for drilling operations; Production — surface and downhole completions tools; artificial lift pumps; stimulation pumping and cementing equipment; and groundwater monitoring products; Cameron — Drilling equipment packages, blowout preventers, drilling risers, top drives, draw works, complete wellhead and Christmas tree systems for onshore and offshore applications, subsea production systems and manifolds and aftermarket parts, valves, actuators, chokes and aftermarket parts and measurement products that include totalizers, turbine meters, flow computers, chart recorders, ultrasonic flow meters and sampling system, oil and gas separation equipment, heaters, dehydration and desalting units, gas conditioning units, membrane separation systems, water processing systems, and controls.

Due Diligence Design and Process

Our due diligence efforts were designed to conform in all material respects to the framework in the Organisation for Economic Co-operation and Development’s “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Gold and on Tin, Tantalum and Tungsten (collectively, the “OECD Guidance”).

The following is a description of the measures that we took to exercise due diligence on the source and chain of custody of necessary conflict minerals contained in our covered products.

Step 1: Company Management Systems

Conflict Minerals Policy

We have adopted a policy relating to conflict minerals in our products (the “Conflict Minerals Policy”), incorporating relevant standards contained in the OECD Guidance, which is available at http://www.slb.com/about/accountability/conflict_minerals.aspx. The Conflict Minerals Policy iterates our commitment to responsibly source materials from suppliers that share our values. It reflects our expectation that our immediate (“Tier 1”) suppliers will perform due diligence similar to ours on the sources of conflict minerals in their supply chains, and our expectation that they will require their own suppliers to do the same. It further provides generally that when a robust and validated conflict-free supply chain is established or a robust mineral tracing program is developed, we will expect our direct suppliers to procure only minerals using that validated supply chain, so as to avoid the use of minerals that have financed conflict in the covered countries.

Internal Management Teams

Members of our business, legal, engineering, procurement and sourcing, and information technology functions comprised a core team that was involved in various phases of our compliance with the Rule. Members of this core team have put in place processes and controls reasonably designed to increase transparency in our conflict minerals supply chain. The core team formally reports to senior management on the progress of its compliance efforts throughout the Company and promotes consistency in interpretation of the Rule and industry practice and in implementation of our compliance efforts. Members of the core team annually present to their respective business unit Presidents a final, formal review of: (a) their findings as to the source and status of the necessary conflict minerals contained in the covered products sold by their business unit; and (b) their unit’s due diligence efforts.

We have a steering committee comprised of executive-level representatives of our procurement and sourcing, engineering, manufacturing and sustaining, and legal functions. The steering committee is responsible for implementing our conflict minerals compliance strategy; setting the general direction of our conflict minerals compliance efforts; and allocating sufficient resources in the cross-functional core team efforts.

Control Systems

We have (a) adopted various processes related to our conflict minerals compliance efforts and determinations; (b) adopted standardized data templates for all business units to ensure consistency across various information technology systems; (c) adopted a procedure in our engineering design and manufacturing systems that requires the recording of necessary conflict mineral contents of newly-developed parts included in our products; (d) improved our electronic repository to retain relevant documentation concerning our conflict minerals compliance efforts and determinations; and (e) adopted written summaries, reviewed by the President of each relevant business unit, describing how each such business unit complied with the Rule and which of its products were subject to the Rule. In addition, certain employees from our legal, engineering, manufacturing, sustaining, procurement and sourcing, sales, finance and compliance functions are targeted for annual training and certification.

As we do not, except in very rare instances, have direct relationships with conflict mineral smelters and refiners (“SORs”), we engaged with others in our industry to compare and assess due diligence practices, identify SORs in our supply chains and formulate potential improvements in our ongoing due diligence efforts. We implemented a supply chain transparency system through the use of due diligence tools developed by the Conflict-Free Sourcing Initiative (“CFSI”), including the CFSI’s Conflict Minerals Reporting Template (the “Template”), which is designed to identify the SORs that process the conflict minerals in a company’s supply chain. We also support our suppliers’ use of validation, certification and audit programs on SORs upstream in our supply chain, such as those developed by CFSI; the ITRI Tin Supply Chain Initiative (“iTSCi”); Tungsten Industry – Conflict Mineral Council Framework; the London Bullion Market Association (“LBMA”); and the Responsible Jewellery Council (“RJC”).

We also maintain a company-level grievance mechanism, as described in our Code of Conduct, that enables employees and others to anonymously report concerns, including any concerns regarding our conflict minerals supply chain. Throughout the year, we communicated this mechanism to our employees.

Step 2: Identification and Assessment of Supply Chain Risks

In order to identify and assess the risks in our supply chain, we first identified products for sale that we manufactured or contracted to manufacture in 2016 that contained, or that may have contained, necessary conflict minerals. We also identified any products that were manufactured, or contracted to be manufactured, by companies that we acquired in 2016, including Cameron. As stated above, we have adopted a procedure in our engineering design and manufacturing system that is reasonably designed to identify each necessary conflict mineral included in our products. We also conducted extensive research on our existing parts, particularly those that we had not confirmed in 2015. In cases where we determined that a necessary conflict mineral was contained in one of our parts, we identified that specific mineral and flagged both the part and finished product containing that part in our system. If, after our initial research, we were unable to determine whether a necessary conflict mineral was included in a part, we considered that part to be in scope of the Rule, and such part was internally flagged for additional research. For each new part developed or manufactured in 2016, the engineers and métiers in charge of providing materials for such part were required to indicate any necessary conflict minerals included in the part. Where we determined that a newly-developed part contained a necessary conflict mineral and that the finished product was in scope of the Rule, we included that part in our further information gathering efforts. We then identified our Tier 1 suppliers that supplied us with the parts and products considered to be in scope of the Rule.

As a downstream company typically several tiers removed from mining operations and SORs, we must rely on our suppliers to provide information regarding the source and presence of necessary conflict minerals in our covered products. To that end, we engaged a third-party data collection and aggregation provider to assist us in conducting due diligence on our supply chain. Information was collected using the Template, which requested our Tier 1 suppliers to identify the SORs and countries of origin of the necessary conflict minerals they supplied to us and contained in our covered products, and to determine whether any such necessary conflict minerals came from recycled or scrap sources. In conducting due diligence, we prioritized obtaining responses from certain of our suppliers we deemed to be higher-risk, as determined based on their strategic importance to us; we communicated this priority to our third-party data collection and aggregation provider in an effort to increase the response rate of these higher-risk suppliers.

Our supplier engagement began with introductory emails to relevant Tier 1 suppliers, notifying them that we would be conducting appropriate due diligence regarding the presence, source and chain of custody for any necessary conflict minerals that may be contained in parts or products that we purchased from them. The emails also described our conflict minerals compliance program and the Rule. In an effort to increase awareness of our conflict minerals program, we provided suppliers with background materials describing the conflict minerals rule, including frequently asked questions (FAQs) regarding, among other things, conflict minerals tracing. We requested product-level information from our Tier 1 suppliers on the parts and products we purchased from them. Suppliers were allowed to submit multiple responses as necessary to address all such parts and products. We analyzed all responses to determine their scope. As described further in the “Results of Supply Chain Due Diligence” section below, we received more product-level responses for 2016 from our Tier 1 suppliers compared to 2015.

We pursued subsequent engagement with non-responsive suppliers, which included the following:

•	we sent multiple email reminders requesting survey completion;

•	suppliers who remained non-responsive after these email reminders were contacted by phone and offered assistance, including further information about the Rule, our conflict minerals program and clarification regarding how they could provide the required information; and

•	if, following the above efforts, a supplier still did not provide the information requested, we further escalated the matter internally on a supplier risk priority basis and followed up directly with certain of these suppliers.

We reviewed and evaluated all supplier responses for consistency and completeness, both in terms of which products were said to contain or not contain necessary conflict minerals, as well as the origin of those materials. When necessary, we followed up with suppliers on responses to their reporting templates to seek clarifying or corrective information. Specifically, if a supplier indicated that a product it sold to Schlumberger did not contain conflict minerals, but we believed otherwise based on our analysis, we sent a letter to that supplier requesting (i) evidence that the product does not contain conflict minerals or (ii) an updated Template response indicating the results of such supplier’s due diligence on the source of any conflict minerals contained in such product. Finally, we sent a letter to those Tier 1 suppliers that stated that 25% or less of their supply chain had provided a response, encouraging these suppliers to obtain more transparency in their supply chain and reminding them of the expectations set forth in our Conflict Minerals Policy.

In instances where a supplier identified a SOR and the source of its conflict minerals, we sought to verify this information with third-party databases, Internet searches, and reviews of government databases and industry/trade organization lists, including the list of known conflict minerals processing facilities worldwide published by the U.S. Department of Commerce. We also compared the SORs identified by suppliers in their responses to us against the list of compliant SORs published by CFSI’s Conflict-Free Smelter Program (the “CFSP”), the LBMA and the RJC. In some cases, a supplier identified a SOR and stated that its conflict minerals were not sourced from any of the covered countries. However, we were sometimes able to confirm, based on available information concerning the SOR identified, that the SOR was reported to source conflict minerals from one or more of the covered countries. In such cases, we communicated our findings to the supplier for further investigation. As a general matter, we requested that suppliers update their responses to us as more information became available to them.

Based on our review, we flagged certain responses when:

•	SOR information was provided for a conflict mineral that was not used in the relevant part or product;

•	SOR information was not provided for a conflict mineral that was used in a relevant part or product;

•	SOR information provided could not be verified using the methods described above;

•	a supplier indicated that it sourced conflict minerals from the covered countries, but none of the SORs listed were known to source from the region;

•	a supplier indicated that it had not received conflict minerals data from all relevant suppliers;

•	a supplier indicated that it had not identified all SORs from which it sourced conflict minerals for the relevant parts and products;

•	a supplier indicated that it had not provided all applicable SOR information it received from its suppliers; or

•	a supplier indicated that all of the conflict minerals for the relevant parts and products originated from scrap/recycled sources, but one or more of the SORs listed were not known to be exclusive recyclers.

We followed up on all flagged responses to clarify and address inconsistencies, incompleteness, invalid responses, uncertainties and responses indicating that relevant conflict minerals were or may have been sourced from one or more of the covered countries.

Step 3: Strategy to Respond to Identified Risks

For any SORs that were known to source necessary conflict minerals from any of the covered countries, we attempted to confirm that such SORs were listed in the various lists of compliant SORs described above. In addition, we sent a communication to our suppliers who sourced from such SORs, asking that they acknowledge the source of the relevant conflict minerals. We also included a copy of our Conflict Minerals Policy. Additionally, we reached out to our Tier 1 suppliers that we determined to have sourced from any of the covered countries and recommended that such supplier join a group such as CFSI in order to obtain more current and accurate information regarding SORs and further to support industry efforts to achieve supply chain transparency.

As described in our Conflict Minerals Policy, in the event that we have reason to believe a supplier is supplying us with conflict minerals from sources that may support conflict in any of the covered countries, we will encourage that supplier to establish an alternative source of conflict minerals that does not support such conflict, or we may consider reevaluating the supplier relationship. If a Tier 1 supplier (i) has been unresponsive or otherwise uncooperative in our due diligence efforts or (ii) is not compliant with our Conflict Minerals Policy and is unwilling to expect its own suppliers to use conflict-free sources, then we may likewise reassess the supplier relationship. As described above, we support the use of validation, certification and audit programs for SORs in our supply chain.

Our supplier engagement efforts described above in “Step 2: Identification and Assessment of Supply Chain Risks” also support our risk mitigation efforts.

Step 4: Independent Third-Party Audit of SORs’ Due Diligence Practices

As stated above, we are typically several tiers removed from mining operations and SORs, rendering transparency of our supply chain very difficult. Furthermore, except in rare instances, we do not have direct relationships with SORs and do not perform direct audits of the entities within our supply chain. Accordingly, we rely on our suppliers to provide the information necessary to assess compliance with our conflict minerals program and support the development and implementation of independent third party audits of SORs’ sourcing, such as the CFSP. For any Tier 1 supplier that we determined to have sourced from any of the covered countries, we recommend such supplier join a group such as the CFSI in order to obtain more current and accurate information regarding SORs and further to support industry efforts to achieve transparency.

We use a third party to aid in verifying the information supplied by our suppliers with respect to the SORs that they source from, and to review and confirm the validity of the CFSI, RJC and LBMA certifications of those SORs. In some cases, our third party reaches out directly to SORs as necessary to confirm the information either publicly available or made available in reporting template responses that may be contradictory or incomplete.

Step 5: Report on Supply Chain Due Diligence

As indicated in the Specialized Disclosure Report on Form SD, this Report is publicly available on our website at http://www.slb.com/about/accountability/conflict_minerals.aspx. Our Conflict Minerals Policy also is available at http://www.slb.com/about/accountability/conflict_minerals.aspx.

Results of Supply Chain Due Diligence

For 2016, we sent the Template to 3,391 suppliers and received completed responses from approximately 56% of these suppliers. We tripled the number of suppliers to which we sent the Template as compared to 2015, due to our acquisition of Cameron. As part of our risk identification and mitigation efforts, we focused on obtaining responses from our top suppliers, based on strategic importance. The following table lists the response rate and certain other information for our suppliers.

Supplier Rank (Strategic Importance)	Response Rate	Number of Suppliers
Top	80%	379
High	59%	1169
Medium	55%	611
Low	46%	1232

Many of the respondents indicated that they had not finished the due diligence on their supply chains and were still completing the Template. As indicated above, we requested information from our suppliers at the product level; 75% of the completed Templates provided information at the product level, as compared to 69% in the previous year.

For the responses we received at the company, rather than product, level, we do not know whether the SORs listed actually supplied conflict minerals that we used in our covered products. Therefore, such SORs are not included in the tables below of the SORs that we know to have processed the necessary conflict minerals contained in our covered products.

For responses we received at the product level, 333 SORs, organized by type of metal, are listed in the tables below. Based on our due diligence, we identified 65 verified SORs that source conflict minerals from one or more of the covered countries. 64 of these SORs are certified with a recognized certification body. The one remaining tin SOR was a CFSI certified smelter as of April 2016; however, it no longer processes tin and became a non-processor in September 2016 when it ceased operations.

Future Process Improvements

Merger and acquisition procedures — As a result of our 2016 acquisition of Cameron and upon review of our procedures following this and other acquisitions in 2016, we determined that additional steps were warranted to reasonably ensure that all covered products and all Tier 1 suppliers are captured in accordance with the Rule when newly-acquired businesses are integrated into Schlumberger. Pursuant to the Rule, we are permitted to delay reporting on products manufactured, or contracted to be manufactured, by any business we acquire for an eight-month grace period if the acquired business was not previously obligated to make a filing with respect to the conflict minerals in its products. However, this grace period does not apply to products of acquired public companies, such as Cameron, that were obligated to make conflict minerals filings under the Rule prior to their acquisition. We will update our processes related to our conflict minerals compliance efforts to include an annual confirmation that all newly-acquired product lines and any reorganized businesses are captured by the relevant Group, as necessary, during their product reporting. In addition, we will update our due diligence procedures for new acquisitions to include flags to notify the conflict minerals core team when newly acquired businesses may sell covered products.

Supplier engagement — We received responses from 56% our Tier 1 suppliers for 2016, as opposed to 58% for 2015. We will continue to engage with our Tier 1 suppliers to attempt to increase supply chain transparency, including by following up with unresponsive suppliers. In addition, we will work with our Tier 1 suppliers to obtain even more product-level responses. As stated above, 75% of our supplier responses for 2016 were at the product level, as compared to 69% for 2015, despite a three-fold increase in our covered suppliers due to our acquisition of Cameron.

Educational certification — More than 80% of our employees targeted for training on the Rule completed their annual training in 2016, including our new Cameron employees. These employees are members of the legal, engineering, manufacturing, sustaining, procurement and sourcing, sales, finance and compliance functions. We will continue targeted annual training and seek to improve the completion percentage, while also targeting new employees, including those from the various acquisitions in 2017. We will also develop additional training materials for enhanced understanding of various procedures for targeted employees who are integral to our reporting requirements under the Rule.

SORs and Countries of Origin

The table below lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products and that sourced conflict minerals from one or more of the covered countries:

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, CFSP	DRC- Congo (Kinshasa), Argentina, United States, Japan, Uzbekistan, Zambia, Switzerland, Canada, China, Brazil, Mexico, Australia, Chile, Peru, Germany

Gold	Asaka Riken Co., Ltd.	CFSP	Armenia, Burundi, Mozambique, Niger, Japan, Rwanda, Mexico, Nigeria

Gold	CCR Refinery - Glencore Canada Corporation	LBMA, CFSP	DRC- Congo (Kinshasa), Argentina, United States, Japan, Zambia, Switzerland, Canada, China, Australia, Chile, Peru, Germany, Indonesia

Gold	Jiangxi Copper Company Limited	LBMA, CFSP	United States, China, Japan, Rwanda, Chile

Gold	Mitsubishi Materials Corporation	LBMA, CFSP	Canada, Austria, Mongolia, Papua New Guinea, Mozambique, Hong Kong, Japan, United Kingdom, Congo (Brazzaville), Chile

Gold	Nihon Material Co., Ltd.	LBMA, CFSP	DRC- Congo (Kinshasa), Niger, Japan, Rwanda, Malaysia, Thailand, Bolivia, Portugal, Switzerland, Spain, Canada, Mozambique, China, Brazil, Chile, Australia, Nigeria, Peru, Indonesia

Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, CFSP	Russian Federation, Japan, Rwanda, Sierra Leone, Bolivia, India, Canada, Mozambique, Namibia, China, Brazil, Zimbabwe, Australia, Germany, Ethiopia

Gold	Rand Refinery (Pty) Ltd.	LBMA, CFSP	DRC- Congo (Kinshasa), Hong Kong, Guinea, Philippines, Tanzania, Ghana, Malaysia, Switzerland, Canada, Austria, Mozambique, Mali, Namibia, China, South Africa, Jersey, Australia, Germany

Gold	Samduck Precious Metals	CFSP	United States, Japan, Rwanda, Sierra Leone, Thailand, Bolivia, India, Canada, Mozambique, Namibia, China, Brazil, Korea, Zimbabwe, Australia, Germany, Ethiopia

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Canada, Russian Federation, Mozambique, China, Brazil, Australia, Thailand

Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo

Tantalum	Duoluoshan	CFSP	Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo (Brazzaville), India, Canada, Belgium, Nambia

Tantalum	F&X Electro-Materials Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo (Brazzaville)

Tantalum	Global Advanced Metals Aizu	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo (Brazzaville)

Tantalum	Global Advanced Metals Boyertown	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tantalum	H.C. Starck Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo

Tantalum	H.C. Starck Hermsdorf GmbH	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru

Tantalum	H.C. Starck Inc.	CFSP	Burundi, United States, Japan, Rwanda, Sierra Leone, Congo (Brazzaville), Bolivia, India, Canada, Mozambique, Namibia, China, Brazil, Zimbabwe, Australia, Nigeria, Germany, Ethiopia

Tantalum	H.C. Starck Ltd.	CFSP	Japan, Rwanda, Sierra Leone, Bolivia, India, Canada, Mozambique, Namibia, China, Brazil, Zimbabwe, Australia, Ethiopia, Germany

Tantalum	H.C. Starck Smelting GmbH & Co. KG	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, Congo (Brazzaville), India, Canada, Belgium

Tantalum	H.C. Starck Tantalum and Niobium GmbH	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo

Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP	Mozambique, United States, Namibia, China, Rwanda, Brazil, Zimbabwe, Sierra Leone, Australia, Bolivia, Ethiopia, India

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo (Brazzaville)

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tantalum	KEMET Blue Metals	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Mali, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia

Tantalum	Kemet Blue Powder	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo

Tantalum	LSM Brasil S.A.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo

Tantalum	Taki Chemical Co., Ltd.	CFSP	Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo (Brazzaville), India, Canada, Belgium

Tantalum	Ulba Metallurgical Plant JSC	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, South Sudan, Hungary, Japan, Tanzania, Zambia, Congo

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Russian Federation, Burundi, Niger, China, Japan, Rwanda, Brazil, Malaysia, Nigeria, Kazakhstan

Tin	China Tin Group Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Russian Federation, United States, China, Mexico, Switzerland, Indonesia

Tin	CV United Smelting	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, Congo (Brazzaville), India, Canada, Belgium, Namibia, Tanzania

Tin	CV Venus Inti Perkasa	CFSP	Canada, Japan, Guyana, Mexico, Suriname, Congo (Brazzaville), Chile, Peru, Switzerland, Germany, Indonesia

Tin	EM Vinto	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, Congo (Brazzaville), India, Canada, Belgium, Namibia, Tanzania

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation, Burundi

Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tin	Malaysia Smelting Corporation (MSC)	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Mongolia, Austria, Mozambique, Luxembourg, Guyana, Korea, Laos, Colombia, Ecuador, Argentina, South Sudan, Hungary, Tanzania, Zambia, Congo (Brazzaville), India, Belgium

Tin	Metallo-Chimique N.V.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tin	Minsur	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tin	Operaciones Metalurgical S.A.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tin	PT Bangka Tin Industry	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

Tin	PT Bukit Timah	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

Tin	PT Eunindo Usaha Mandiri	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tin	PT Justindo		Burundi, Mozambique, Niger, China, Rwanda, Brazil, Malaysia, Australia, Nigeria, Switzerland, Ethiopia, Indonesia

Tin	PT Stanindo Inti Perkasa	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Armenia, Mongolia, Austria, Mozambique, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Tanzania

Tin	PT Sumber Jaya Indah	CFSP	Niger, Japan, China, Rwanda, Brazil, Malaysia, Bolivia, Nigeria, Thailand, Ethiopia, India, Indonesia

Tin	PT Timah (Persero) Tbk Kundur	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

Tin	PT Timah (Persero) Tbk Mentok	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

Tin	PT Tinindo Inter Nusa	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tin	Thaisarco	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Morocco, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo (Brazzaville)

Tin	VQB Mineral and Trading Group JSC	CFSP	DRC- Congo (Kinshasa), Vietnam, China, Japan, Malaysia, Peru, Indonesia

Tungsten	A.L.M.T. Corp.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSP	Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo (Brazzaville), India, Canada, Belguim

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia

Tungsten	H.C. Starck Tungsten GmbH	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia

Tungsten	Hydrometallurg, JSC	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Canada, Russian Federation, China, Brazil, Malaysia, Australia, Bolivia, Peru, Indonesia

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, South Sudan, Japan, Tanzania, Zambia, Congo (Brazzaville)

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP	Russian Federation, Burundi, Niger, Rwanda, Malaysia, Thailand, Bolivia, Spain, Canada, China, Brazil, Mexico, Australia, Nigeria

Tungsten	Xiamen Tungsten Co., Ltd.	CFSP	DRC- Congo (Kinshasa), Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany

The table below, which is as of May 1, 2017, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products but that did not source conflict minerals from any of the covered countries:

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Gold	Advanced Chemical Company	CFSP	United States, Peru, Indonesia

Gold	AngloGold Ashanti	LBMA, CFSP	Brazil, South Africa, Australia

Gold	Argor-Heraeus SA	LBMA, RJC, CFSP	Argentina, Singapore, Hong Kong, Philippines, China, South Africa, Chile, Switzerland, Indonesia

Gold	Asahi Pretec Corporation	LBMA, CFSP	Myanmar, Papua New Guinea, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia

Gold	Asahi Refining Canada Limited	LBMA, CFSP	Canada, Japan, Australia

Gold	Asahi Refining USA Inc.	LBMA, CFSP	Canada, Hong Kong, United States, China, Uzbekistan, Malaysia, Bermuda, Chile, Australia, Peru, Indonesia

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		Turkey, Brazil, Australia, Indonesia

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, CFSP	Canada, Philippines, China, Brazil, Italy, Indonesia

Gold	Boliden AB	LBMA, CFSP	Canada, Sweden, China, Ireland, Finland, Indonesia

Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, CFSP	Japan, China, Brazil, Chile, Australia, Peru, Germany

Gold	Caridad		China, Japan, Korea, Mexico, Chile, Bolivia

Gold	China Gold International Resources Corp. Ltd		Mongolia, China

Gold	Chugai Mining		Canada, United States, Japan, Australia, Chile, Peru, Indonesia

Gold	Daejin Indus Co., Ltd.	CFSP	Japan, Korea

Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA	Singapore, Hong Kong, United States, Japan, Uzbekistan, United Kingdom, Malaysia, Switzerland, Canada, Belgium, China, Mexico, South Africa, Australia, Chile

Gold	Dowa	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Gold	Emirates Gold DMCC	CFSP	United Arab Emirates

Gold	Fidelity Printers and Refiners Ltd.		Zimbabwe

Gold	Gansu Seemine Material Hi-Tech Co Ltd		China

Gold	Geib Refining Corporation	CFSP	United States, China

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Gold	Gold Refinery of Zijin Mining Group Co., Ltd	LBMA, CFSP	Papua New Guinea, Russian Federation, Japan, Malaysia, Bolivia, Canada, Mongolia, Mozambique, China, Brazil, Poland, Australia, Peru, Kyrgyzstan, Tajikistan, Indonesia

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA	Russian Federation, China

Gold	Guangdong Jinding Gold Limited		China, Taiwan, Brazil, Australia, Peru

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.		China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		China, Korea

Gold	Heraeus Metals Hong Kong Ltd	LBMA, RJC, CFSP	Singapore, Vietnam, Hong Kong, Philippines, Japan, Malaysia, Thailand, Switzerland, Canada, Mozambique, China, Taiwan, South Africa, Australia, France, Laos, Peru, Germany

Gold	Heraeus Precious Metals GmbH & Co. KG	LBMA, CFSP	Hong Kong, United States, Malaysia, United Arab Emirates, Bolivia, Switzerland, Saudi Arabia, Turkey, China, Jersey, Chile, Australia, Peru, Germany

Gold	Hunan Chenzhou Mining Co., Ltd.		Canada, Mozambique, China, Australia, Switzerland

Gold	HwaSeong CJ Co. Ltd		Canada, Hong Kong, United States, Japan, China, Korea, Mexico, Australia

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, CFSP	Mongolia, China, Mexico

Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, CFSP	Canada, United States, Japan, China, Australia

Gold	Istanbul Gold Refinery	LBMA, CFSP	Turkey

Gold	Japan Mint	LBMA, CFSP	Japan, Italy, Mexico, Australia

Gold	Jinlong Copper Co., Ltd.		United States, China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA, CFSP	Canada, Russian Federation, Japan, Australia

Gold	JSC Uralelectromed	LBMA, CFSP	Russian Federation, Taiwan, Brazil, Australia, Switzerland

Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, CFSP	Saudi Arabia, Taiwan, United Kingdom, Chile, Indonesia

Gold	Kaloti Precious Metals		United Arab Emirates

Gold	Kazzinc	LBMA, CFSP	China, Japan, Taiwan, Australia, Kazakhstan, Switzerland, Peru

Gold	Kennecott Utah Copper LLC	LBMA, RJC, CFSP	China

Gold	KGHM Polska Miedź Spółka Akcyjna	CFSP - Active	Chile

Gold	Kojima Chemicals Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Gold	Kyrgyzaltyn JSC	LBMA, CFSP	Brazil, Australia, Kyrgyzstan

Gold	L’azurde Company For Jewelry		Saudi Arabia, Canada, Japan, Taiwan, Australia

Gold	Lingbao Gold Company Ltd.		China

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.		China

Gold	LS-NIKKO Copper Inc.	LBMA, CFSP	Singapore, Hong Kong, United States, Japan, Kazakhstan, India, China, Brazil, Korea, Mexico, South Africa, Chile, Australia, Peru, Indonesia

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.		China

Gold	Materion	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Gold	Matsuda Sangyo Co., Ltd.	LBMA, CFSP	Canada, Hong Kong, United States, China, Japan, United Kingdom, Australia, Indonesia

Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, CFSP	Hong Kong, United States, Japan, China, Australia, Switzerland, Peru

Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, CFSP	Singapore, China, Switzerland

Gold	Metalor Technologies (Suzhou) Co Ltd	RJC, CFSP	China, South Africa

Gold	Metalor Technologies SA	LBMA, RJC, CFSP	Canada, Sweden, Belgium, Hong Kong, United States, China, United Kingdom, Switzerland, Indonesia

Gold	Metalor USA Refining Corporation	LBMA, RJC, CFSP	Canada, United States, China, Mexico, Switzerland

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	LBMA, CFSP	China, Mexico

Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, CFSP	Canada, Japan, China, Australia

Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, CFSP	United States, India

Gold	Moscow Special Alloys Processing Plant	LBMA, CFSP	Russian Federation, China, Bolivia

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA, CFSP	Saudi Arabia, Turkey, United Arab Emirates

Gold	Navoi Mining and Metallurgical Combinat	LBMA, CFSP - Active	United States, China, Uzbekistan, Indonesia

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	RJC, CFSP	Austria, Indonesia

Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, South Africa, Peru, Germany, Ethiopia

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	LBMA, CFSP	Russian Federation

Gold	OJSC Novosibirsk Refinery	LBMA, CFSP	Canada, Russian Federation, Philippines, China, Brazil, Italy, Malaysia, Bolivia, Peru, Switzerland

Gold	PAMP S.A.	LBMA, RJC, CFSP	Canada, Hong Kong, United States, Japan, China, United Kingdom, Mexico, South Africa, Australia, Switzerland, Indonesia

Gold	Penglai Penggang Gold Industry Co Ltd		China

Gold	PT Aneka Tambang (Persero) Tbk	LBMA, CFSP	Canada, Brazil, Malaysia, Bolivia, Chile, Australia, Peru, Switzerland, Ethiopia, Germany, Indonesia

Gold	PX Precinox SA	LBMA, RJC, CFSP	Canada, Mozambique, Australia, Switzerland

Gold	Republic Metals Corporation	LBMA, RJC, CFSP	United States

Gold	Royal Canadian Mint	LBMA, CFSP	Canada, United States, Japan, Guyana, Mexico, Suriname, Chile, Peru, Switzerland, Germany

Gold	Sabin Metal Corp.		Canada, Russian Federation, United States, China, Brazil, Mexico, Portugal

Gold	SAFINA A.S.		Czech Republic

Gold	SAMWON METALS Corp.		Canada, Sweden, Hong Kong, China, Korea, Australia

Gold	SAXONIA Edelmetalle GmbH	CFSP	Germany

Gold	Schone Edelmetaal B.V.	LBMA, CFSP	Netherlands, Hong Kong, Belgium, China, Australia

Gold	SEMPSA Joyería Platería SA	LBMA, CFSP	Spain

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.		Russian Federation

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, CFSP	United States, China, Japan

Gold	Singway Technology Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Gold	So Accurate Group, Inc.		United States, China, Thailand

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, CFSP	Russian Federation, Taiwan, Germany

Gold	Solar Applied Materials Technology Corp.	LBMA, CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, CFSP	Philippines, Japan, Chile, Indonesia

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Gold	T.C.A S.p.A	LBMA, CFSP	Italy

Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, CFSP	Singapore, Hong Kong, United States, Japan, Uzbekistan, United Kingdom, Malaysia, Bolivia, Switzerland, Canada, Belgium, China, South Africa, Mexico, Australia, Chile, Indonesia

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, CFSP	China, Peru

Gold	Tokuriki Honten Co., Ltd.	LBMA, CFSP	Canada, Hong Kong, United States, China, Japan, Australia, Chile, Peru

Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.		China

Gold	Torecom	CFSP	Russian Federation, China, Korea, Brazil, Mexico, Chile, Bolivia, Indonesia

Gold	Umicore Brasil Ltda.	LBMA, CFSP	Austria, Japan, Brazil

Gold	Umicore Precious Metals Thailand	RJC, CFSP	United States, China, Thailand, Peru

Gold	Umicore SA Business Unit Precious Metals Refining	LBMA, CFSP	Canada, Japan, China, Bolivia

Gold	United Precious Metal Refining, Inc.	RJC, CFSP	Canada, Russian Federation, Belgium, United States, China, Japan, Australia, Thailand, Bolivia, Peru, Switzerland, Indonesia

Gold	Valcambi SA	LBMA, RJC, CFSP	Hong Kong, Japan, China, Taiwan, Australia, Switzerland, Germany

Gold	Western Australian Mint trading as The Perth Mint	LBMA, CFSP	Papua New Guinea, Hong Kong, Guinea, China, Korea, Australia, Chile, Bolivia, Peru

Gold	WIELAND Edelmetalle GmbH	CFSP	Germany

Gold	Yamamoto Precious Metal Co., Ltd.	CFSP	Canada, Mozambique, United States, Japan, China, Brazil, Australia

Gold	Yokohama Metal Co., Ltd.	CFSP	China, Japan, Brazil, Malaysia, Spain

Gold	Yunnan Copper Industry Co Ltd		Canada, China, Chile

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, CFSP	Canada, Mongolia, Mozambique, China, Philippines, Thailand, Australia, Laos, Switzerland, Ethiopia, Germany

Tantalum	D Block Metals, LLC	CFSP	United States

Tantalum	Exotech Inc.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tantalum	FIR Metals & Resource Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tantalum	King-Tan Tantalum Industry Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Brazil, Korea, Guyana, Jersey, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, South Africa, Per

Tantalum	Mineração Taboca S.A.	CFSP	Brazil

Tantalum	Mitsui Mining and Smelting Co., Ltd.	CFSP	Japan, Brazil, United Kingdom, Malaysia, Australia, Chile

Tantalum	NPM Silmet AS	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tantalum	QuantumClean	CFSP	United States, Poland, Brazil

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP	Russian Federation, China, Peru

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tantalum	Solikamsk Magnesium Works OAO	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tantalum	Telex Metals	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tantalum	Tranzact, Inc.	CFSP	United States

Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CFSP	China

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, South Africa, Peru, Germany

Tin	Alpha	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Jersey, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russ

Tin	An Vinh Joint Stock Mineral Processing Company		Vietnam, Turkey, Brazil

Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CFSP	China

Tin	CNMC (Guangxi) PGMA Co. Ltd.		Canada, Belgium, United States, China, Brazil, Malaysia, Chile, Bolivia, Thailand, France, Peru, Indonesia

Tin	Complejo Metalurgico Vinto S.A.		Brazil, Bolivia

Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP	Brazil, Australia, Peru

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tin	CV Ayi Jaya	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation, Vietnam

Tin	CV Gita Pesona	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	CV Serumpun Sebalai	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CFSP - Active	Canada, Vietnam, United States, China, Brazil, Chile

Tin	Elmet S.L.U.	CFSP	Spain

Tin	Estanho de Rondônia S.A.		Taiwan, Brazil

Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP - Active	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CFSP - Active	China

Tin	Huichang Jinshunda Tin Co. Ltd		China

Tin	Jean Goldschmidt International SA		Belgium, China

Tin	Melt Metais e Ligas S.A.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	Metallic Resources, Inc.	CFSP	United States

Tin	Mineração Taboca S.A.	CFSP	Brazil, Thailand

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tin	Mitsubishi Materials Corporation	CFSP	Canada, Papua New Guinea, Japan, Indonesia

Tin	Nankang Nanshan Tin Co., Ltd.		Russian Federation, China, Bolivia, Portugal

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		Vietnam, Estonia

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP	Netherlands, China, Philippines, Thailand

Tin	O.M. Manufacturing Philippines, Inc.	CFSP	Canada, Japan, Philippines, China, Brazil, Malaysia, Bolivia, Peru

Tin	PT Aries Kencana Sejahtera	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Artha Cipta Langgeng	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT ATD Makmur Mandiri Jaya	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Babel Inti Perkasa	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	PT Bangka Prima Tin	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tin	PT Belitung Industri Sejahtera	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Cipta Persada Mulia	CFSP	Singapore, United States, Japan, Kazakhstan, India, China, Brazil, Korea, South Africa, Australia, Chile, Peru, Indonesia

Tin	PT DS Jaya Abadi	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Mozambique, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany

Tin	PT Inti Stania Prima	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Karimun Mining	CFSP	Russian Federation, Indonesia

Tin	PT Mitra Stania Prima	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Panca Mega Persada	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tin	PT Prima Timah Utama	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	PT Refined Bangka Tin	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Sariwiguna Binasentosa	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	PT Sukses Inti Makmur	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tin	PT Tirus Putra Mandiri		China, Indonesia

Tin	PT Tommy Utama	CFSP	Indonesia

Tin	PT WAHANA PERKIT JAYA	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tin	Rui Da Hung	CFSP	Japan, China, Taiwan, Brazil

Tin	Soft Metais Ltda.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company		Vietnam, Indonesia

Tin	White Solder Metalurgia e Mineração Ltda.	CFSP	China, Brazil, Thailand, Peru, Germany

Tin	Yunnan Tin Group (Holding) Company Limited	CFSP	Myanmar, Hong Kong, United States, Malaysia, Bolivia, Canada, Belgium, China, Brazil, Australia, Peru, Ethiopia, Germany, Indonesia

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Exotech Inc.		United States

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.		Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Brazil, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tungsten	Global Tungsten & Powders Corp.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Guyana, Korea, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia,

Tungsten	Japan New Metals Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CFSP	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSP	China, Korea

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CFSP	Papua New Guinea, Argentina, Singapore, Guinea, United States, Japan, Canada, China, Brazil, Mexico, Chile, Australia, Peru

Tungsten	Kennametal Huntsville	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, South Africa, Peru, Ethiopia, Germany

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Korea, Guyana, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Niagara Refining LLC	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Guyana, Brazil, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Brazil, Guyana, Korea, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Germany, Ethiopia, Russian Federation

Tungsten	Wolfram Bergbau und Hütten AG	CFSP	Austria, China, Australia

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP	Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Mongolia, Austria, Luxembourg, Korea, Guyana, Brazil, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Taiwan, Peru, Ethiopia, Germany, Russian Federation

The table below, which is as of May 1, 2017, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products and that were either certified by one or more conflict free certification programs or that used only recycled or scrap minerals, but as to which we were unable to determine the countries of origin from which they sourced such conflict minerals:

Metal	Smelter/Refiner	Certification Status

Gold	Abington Reldan Metals, LLC	CFSP

Gold	Aida Chemical Industries Co., Ltd.	CFSP

Gold	Al Etihad Gold	CFSP

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, CFSP

Gold	AU Traders and Refiners	RJC, CFSP

Gold	Aurubis AG	LBMA, CFSP

Gold	Bangalore Refinery	CFSP

Gold	Cendres + Métaux SA	CFSP

Gold	Chimet S.p.A.	LBMA, CFSP

Gold	DODUCO GmbH	CFSP

Gold	DSC (Do Sung Corporation)	CFSP

Gold	Eco-System Recycling Co., Ltd.	CFSP

Gold	Heimerle + Meule GmbH	LBMA, CFSP

Gold	Italpreziosi S.p.A.	RJC

Gold	Korea Zinc Co., Ltd.	CFSP

Gold	Modeltech Sdn Bhd	CFSP

Gold	Rio Tinto Group	RJC

Gold	SAAMP	RJC

Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, CFSP

Gold	Sungeel Hitech Co., Ltd.	CFSP

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSP

Tantalum	Jiangxi Tuohong New Raw Material	CFSP

Tantalum	Power Resources Ltd.	CFSP

Tantalum	Resind Indústria e Comércio Ltda.	CFSP

Tin	CV Dua Sekawan	CFSP

Tin	CV Tiga Sekawan	CFSP

Tin	Dowa	CFSP

Tin	Fenix Metals	CFSP

Tin	Gejiu Fengming Metallurgy Chemical Plant	CFSP

Tin	Gejiu Jinye Mineral Company	CFSP

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CFSP

Tin	HuiChang Hill Tin Industry Co., Ltd.	CFSP

Tin	PT Kijang Jaya Mandiri	CFSP

Tin	PT Lautan Harmonis Sejahtera	CFSP

Tin	PT Menara Cipta Mulia	CFSP

Tin	PT O.M. Indonesia	CFSP

Tin	Resind Indústria e Comércio Ltda.	CFSP

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP

Tungsten	H.C. Starck Smelting GmbH & Co. KG	CFSP

Tungsten	Kennametal Fallon	CFSP

Tungsten	Moliren Ltd	CFSP

Tungsten	Philippine Chuangxin Industrial Co., Inc.	CFSP

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CFSP

Tungsten	Unecha Refractory Metals Plant	CFSP

Tungsten	Woltech Korea Co., Ltd.	CFSP

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CFSP

The table below, which is as of May 1, 2017, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products and that were not certified by one or more conflict free certification programs. In addition, despite our diligence efforts we were unable to determine the countries from which these SORs sourced necessary conflict minerals:

Metal	Smelter/Refiner

Gold	Changcheng Gold & Silver Refining Factory

Gold	Degussa Sonne / Mond Goldhandel GmbH

Gold	Gannon & Scott

Gold	Gujarat Gold Centre

Gold	Henan Yuguang Gold & Lead Co., Ltd.

Gold	Johnson Matthey Chemicals Ltd.

Gold	Lingbao Jinyuan Mining Co., Ltd.

Gold	L’Orfebre S.A.

Gold	Minsur

Gold	Morris and Watson

Gold	Morris and Watson Gold Coast

Gold	Pease & Curren

Gold	Philippine Associated Smelting and Refining Corporation

Gold	Remondis Argentia B.V.

Gold	Sai Refinery

Gold	Sudan Gold Refinery

Gold	Tony Goetz NV

Gold	Universal Precious Metals Refining Zambia

Tin	5NPLUS

Tin	An Thai Minerals Company Limited

Tin	Aoki Laboratories Ltd.

Tin	Elmet S.A. de C.V.

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.

Tin	JX Nippon Mining & Metals Co., Ltd.

Tin	Modeltech Sdn Bhd

Tin	Shangrao Xuri Smelting Factory

Tin	Yuntinic Chemical GmbH

Tungsten	ACL Metais Eireli

Tungsten	Buffalo Tungsten

Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.

Tungsten	TaeguTec Ltd.